UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2019

Syros Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37813	45-3772460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 CambridgePark Drive Cambridge, Massachusetts		02140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 744-1340

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SYRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2019, Syros Pharmaceuticals, Inc. (the “Company”) entered into a license and collaboration agreement (the “Collaboration Agreement”) with Global Blood Therapeutics, Inc. (“GBT”), pursuant to which the parties agreed to a research collaboration to discover novel targets that induce fetal hemoglobin in order to develop new small molecule treatments for sickle cell disease and beta thalassemia.

Research Program. The Company and GBT will collaborate during the Research Term (as defined below) to (i) identify and validate specified biological targets that potentially induce fetal hemoglobin (the “Collaboration Targets”) and (ii) discover, identify and pre-clinically develop compounds that modulate Collaboration Targets as their primary mechanism of action (the “Collaboration Compounds”) under a mutually agreed research plan and budget (the “Research Plan”). The parties will also use commercially reasonable efforts to identify at least one Collaboration Compound for the commencement of studies that are reasonably required to meet the requirements for filing an investigational new drug application with the applicable regulatory authority (an “IND Candidate”) (collectively, the “Research Program”). Each party will be solely responsible for its own costs incurred to conduct its activities under the Research Plan, except that GBT will reimburse the Company for full-time employee and out-of-pocket costs and expenses incurred by the Company in accordance with the agreed upon research budget. Unless earlier terminated or extended, the Research Program will end on the third (3rd) anniversary of the Collaboration Agreement (as may be extended, the “Research Term”). The Research Term may be extended by one or two one-year extensions as mutually agreed upon.

Company License Option. Under the terms of the Collaboration Agreement, the Company granted to GBT an option (the “Option”) to obtain an exclusive, worldwide license, with the right to sublicense, under relevant intellectual property rights and know-how of the Company arising from the collaboration, including the Company’s interest in any joint intellectual property and know-how (the “Syros Licensed IP”) to develop, manufacture and commercialize the Collaboration Compounds (the “Licensed Compounds”) and pharmaceutical products that contain a Licensed Compound as an active ingredient (the “Products”) for any and all uses, subject to certain exceptions set forth in the Collaboration Agreement. GBT may exercise the Option at any time during the period (i) commencing on the earlier of (a) the date of GBT’s designation of the first IND Candidate, or (b) if no IND Candidate is so designated as of the expiration of the Research Term, the date of expiration of the Research Term, and (ii) ending on the 180th day after the date of expiration or earlier termination of the Research Term. GBT’s exercise of the Option will be subject to any required filings with the applicable antitrust authority as required by the antitrust laws and satisfaction of any applicable antitrust conditions.

Exclusivity. From the date of the Collaboration Agreement until the end of a specified time period, neither party nor any of its respective affiliates or third parties is permitted to grant any affiliate or third party any rights to clinically develop or commercialize any compound that modulates one or more Collaboration Targets as its primary mechanism of action, other than a Licensed Compound, subject to specified exceptions. In addition, until the expiration or earlier termination of the Research Term, neither party nor any of its respective affiliates or third parties is permitted to, and shall not grant any affiliate or third party any rights to, engage in target validation activities for any Collaboration Target to assess the role of such Collaboration Target in fetal hemoglobin upregulation outside of the Collaboration Agreement, or drug discovery and development activities intended to discover or develop any Collaboration Compound that are not Licensed Compounds.

Development and Commercialization. After any exercise of the Option, GBT will be solely responsible, at its own expense, for all development, manufacture, regulatory activities and commercialization of Licensed Compounds and Products worldwide. Under the Collaboration Agreement, GBT is required to use commercially reasonable efforts to develop (including to seek and obtain regulatory approval of) and, if regulatory approval is obtained, commercialize at least one Product in any and all uses in the United States and any of the United Kingdom, Germany, France, Italy and Switzerland. In addition, the Company has an option to co-promote the first Product in the United States.

Financial Terms. Pursuant to the terms of the Collaboration Agreement, GBT will pay the Company an upfront payment of $20.0 million within fifteen (15) business days after the date of the Collaboration Agreement. Should GBT exercise its Option under the Collaboration Agreement, the Company could receive up to $315 million in option exercise, development, regulatory, commercialization and sales-based milestones per Product candidate and Product resulting from the collaboration.

Syros will also be entitled to receive, subject to certain reductions, tiered mid-to-high single digit royalties as percentages of calendar year net sales on any Product. GBT’s obligation to pay royalties, on a Product-by-Product and country-by-country basis, will commence on the date of the first commercial sale of such Product in such country and end on the later of (a) the tenth anniversary of the first commercial sale of such Product in such country, (b) the expiration of the last to expire valid claim in the Company’s patent rights, the jointly-owned patent rights or certain other specified patent rights that cover such Product in such country, and (c) the expiration of regulatory exclusivity for such Product in such country (the “Royalty Term”).

Term and Termination. After any exercise of the Option, GBT’s exclusive license will continue on a Product-by-Product and country-by-country basis until the expiration of the last to expire Royalty Term for any Product in the country, unless earlier terminated.

Either party may terminate the Collaboration Agreement for the other party’s uncured material breach or insolvency, and in certain other specified circumstances, subject to specified notice and cure periods. GBT may unilaterally terminate the Collaboration Agreement in its entirety, for any or no reason, upon nine-months’ prior written notice to the Company if such notice is delivered during the Research Term, or 90 days’ prior written notice to the Company if such notice is delivered after the expiration or termination of the Research Term.

Upon the termination of the Collaboration Agreement in certain specified cases (including any unilateral termination by GBT), GBT has agreed to grant to the Company, effective as of the effective date of such termination, a worldwide, exclusive, royalty-bearing license, with the right to grant sublicenses, under specified intellectual property necessary or useful for the development, manufacture or commercialization of Licensed Compounds or Products for any and all uses, as well as engage in other customary technology transfer activities.

The Collaboration Agreement contains, among other provisions, customary representations and warranties by the parties, intellectual property protection covenants, certain indemnification rights in favor or each party and customary confidentiality provisions.

The foregoing description of the terms of the Collaboration Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Collaboration Agreement, which the Company intends to file, with confidential terms redacted, as an exhibit to its Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding the Company’s expectations regarding the Collaboration Agreement with GBT. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the ability of the parties to successfully research, develop and commercialize products under the Collaboration Agreement; the Company’s ability to comply with its obligations under and otherwise maintain the Collaboration Agreement with GBT on the agreed upon terms; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies; risks described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, each of which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYROS PHARMACEUTICALS, INC.

Date: December 18, 2019	By:	/s/ Gerald E. Quirk
Gerald E. Quirk Chief Legal & Administrative Officer